Exhibit 99.1

Sequential Brands Group Announces Closing of

Martha Stewart Living Omnimedia Merger

NEW YORK, New York, December 4, 2015 – Sequential Brands Group, Inc. (Nasdaq: SQBG) (“Sequential” or the “Company”) announced today that it closed the acquisition of Martha Stewart Living Omnimedia, Inc. (“MSLO” or the “Brand”) for $6.15 per share, in a combination of cash and stock.

The transformative merger adds a new vertical to Sequential’s platform, which is expected to generate approximately $4 billion in annual global retail sales from a combined portfolio of consumer brands in the Home, Fashion, Lifestyle & Active categories.

In connection with the transaction, Martha Stewart will continue to serve as Chief Creative Officer of the brand she founded. Additionally, Ms. Stewart has become a significant shareholder in Sequential and a member of our Board of Directors.

"I’m excited that Martha Stewart Living Omnimedia has merged into Sequential Brands Group. Together, our combined scale, knowledge and resources will position us to expand both domestically and abroad. I am looking forward to this new chapter, and see a future focused on immediate growth and long-term success," said Martha Stewart. “As we move ahead, I’d like to take a moment to thank MSLO’s directors and executive team for the many contributions they have made to the company as well as the entire MSLO team for their steadfast dedication and unparalleled commitment.”

William Sweedler, Chairman of Sequential, commented, “I’d like to extend a warm welcome to the MSLO team and Martha as she joins our board of directors. We’re thrilled to be in business together, and excited to continue executing our vision.”

MSLO is a leading provider of original, "how-to" information, inspiring and engaging consumers with unique lifestyle content and beautifully designed, high-quality products. Recognized as the authority in the home and lifestyle space, MSLO reaches approximately 100 million consumers across all media platforms each month and has a growing retail presence in thousands of locations with leading retailers such as Macy’s, The Home Depot, PetSmart, Michaels and Staples. Throughout the years, MSLO has been recognized by the industry for its award-winning content including multiple national magazine awards, 19 Emmys, 4 James Beard Awards, several Webby Awards and more.

The merger also brings the Emeril Lagasse culinary brand, inclusive of its cookware product lines, award-winning television and book publishing properties, as well as its legendary founder to the Sequential portfolio.

Yehuda Shmidman, CEO of Sequential, commented, “This is an extremely exciting time for Sequential. With the closing behind us, we are now fully focused on integrating the business and activating multiple new growth opportunities. On a combined basis, our platform is now generating approximately $4 billion in global retail sales, and we believe, perfectly positioned to achieve our newly published three-year plan of $8 billion in global retail sales and $250 million in revenue by the fall of 2018.”

The Company recently retained global professional services firm Alvarez & Marsal to implement the post-acquisition integration, which includes streamlining initiatives intended to transition MSLO’s structure into Sequential’s global licensing and brand management platform.

Financing for the acquisition was provided by GSO Capital Partners LP, an affiliate of Blackstone Group, and Bank of America.

The Company expects to provide updated financial guidance reflecting the addition of MSLO within the next two weeks.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, home, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Sequential are forward-looking statements (“forward-looking statements”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Sequential’s actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, revenue, sales and other projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts,” “projects,” “aims,” “targets,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect Sequential’s current views with respect to future events, based on what each of Sequential and MSLO believe are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that Sequential and MSLO have filed with the Securities and Exchange Commission (“SEC”); (ii) general economic, market, or business conditions; (iii) the ability to successfully integrate Sequential’s and MSLO’s operations and employees; (iv) the ability to realize anticipated benefits and synergies of the transaction; (v) the potential impact of consummation of the transaction on relationships, including with employees, licensees, customers and competitors; and (vi) other circumstances beyond Sequential’s control. Refer to the section entitled “Risk Factors” in each of Sequential’s and MSLO’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10- Q for a discussion of important risks, uncertainties and other factors that may affect each of Sequential’s and MSLO’s respective businesses, results of operations and financial condition. Sequential’s stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. Sequential is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Media Inquiries

Jaime Cassavechia, 212-518-4771 x108

jcassavechia@sbg-ny.com

Investor Relations Inquiries

Gary Klein, 646-564-2577

gklein@sbg-ny.com